UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 11, 2005


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        0-27460                                            16-1158413
(Commission File Number)                                (I.R.S. Employer
                                                       Identification No.)


205 Indigo Creek Drive, Rochester, New York                  14626
 (Address of principal executive offices)                  (Zip Code)


                                 (585) 256-0200
              (Registrant's telephone number, including area code)

                                (Not Applicable)
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Performance Technologies, Inc. (the "Company") holds a convertible note receivable in the amount of $3,000,000 issued by InSciTek Microsystems, Inc. ("InSciTek"), an unrelated company. This note receivable was fully reserved at December 31, 2004. On August 11, 2005, InSciTek received a cash investment totaling approximately $4,000,000 from outside investors.

In connection with this new financing, the Company and InSciTek entered into Amendment No. 2 to the Investment and Note Purchase Agreement which modified certain terms of the Company's convertible note receivable. Under the new terms, the parties agreed to the following:

        - The Company will receive shares of InSciTek series A preferred stock as payment for unpaid interest due to the Company as of the date of closing;

        - The convertible note receivable will continue to bear interest at 10% annually but the interest will be paid only in the event a dividend is paid by InSciTek to its series 2 preferred stockholders;

        -   The Company forfeited its right to acquire ownership of InSciTek;
            and

        - The convertible note receivable is convertible into series 2 preferred stock of InSciTek, as defined in the agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


August 19, 2005                    By:/s/   Donald L. Turrell
                                   ---------------------------
                                            Donald L. Turrell
                                            President and
                                            Chief Executive Officer


August 19, 2005                    By:/s/   Dorrance W. Lamb
                                   -----------------------------
                                            Dorrance W. Lamb
                                            Chief Financial Officer and
                                            Vice President of Finance